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                                                                    Exhibit 4.07


                                                                  EXECUTION COPY

                           SECURITY SHARING AGREEMENT

THIS AGREEMENT is made this 12th day of March 1998

BETWEEN:

(1) NAKORNTHAI STRIP MILL PUBLIC COMPANY LIMITED, a public limited company duly organized and validly existing under the laws of the Kingdom of Thailand having its registered off ice at No. 9, UM Tower, 16th Floor, Kwaeng Suanluang, Khet Suanluang, Bangkok, Thailand (the "Company");

(2) NSM STEEL COMPANY LTD., a company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company ("SM Cayman") and NSM STEEL (DELAWARE) INC., a company incorporated under the laws of the State of Delaware, United States, and a wholly owned subsidiary of NSM Cayman ("SM (Delaware)" and, together with NSM Cayman, the "Issuers");

(3) The financial institutions whose names appear on the signature pages hereto (the "Thai Lenders"), represented by THE INDUSTRIAL FINANCE CORPORATION OF THAILAND, a corporation duly organized and validly existing under the laws of the Kingdom of Thailand having its registered office at No. 1770 New Petchburi Road, Bangkok 10320, as Facility Agent for the Thai Lenders (the "Thai Facility Agent");

(4) THE CHASE MANHATTAN BANK, a company duly organized and validly existing under the laws of the State of New York, having its registered office at 450 West 33rd Street, 15th Floor, New York, NY 10001, having its branch office in Bangkok, Thailand, located at 20 North Sathorn Road, Silom, Bangrak, Bangkok 10500, acting (a) in its capacity as the Book-Entry Depositary (the "Notes Depositary") pursuant to a Note Depositary Agreement (the "Note Depositary Agreement"), and acting as a representative of the holders of the Senior Mortgage Notes (the "Senior Note Trustee"), and acting as a representative of the holders of the Senior Subordinated Mortgage Notes (the "Senior Subordinated Note Trustee" and, together with the Senior Note Trustee, the "Notes Trustees") and (b) in its capacity as the Book-Entry Depositary (the "Debenture Depositary") pursuant to a Debenture Depositary Agreement (the "Debenture Depositary Agreement"), and acting as a representative of the holders of the Debentures (the "Debenture Trustee" or the "Debenture Representative");

AND

(5)   THE CHASE MANHATTAN BANK, as collateral agent (the "Collateral Agent").

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WHEREAS:

A. The Company and the Thai Lenders entered into a credit facility agreement dated 27th September 1995 (the "CFA"), whereunder credit facilities of Baht 3,300,000,000 (Thirty Three Thousand Million Baht) and U.S.$308,000,000 (Three Hundred and Eight Million United States Dollars) have been granted to the Company by the Thai Lenders and the Company has provided and/or agreed to provide the Shared Collateral (as defined hereunder) as a security for such facilities;

B. The Company intends to procure financing from abroad by (i) having the Issuers issue U.S.$452,500,000 of indebtedness comprised of (a) U.S.$249,000,000 principal amount at maturity (U.S.$225,594,000 gross proceeds) of 12% Senior Mortgage Notes Due 2006 (the "Senior Mortgage Notes"), (b) U.S.$203,500,000 principal amount at maturity (U.S.$175,000,000 gross proceeds) of 121/4% Senior Subordinated Mortgage Notes Due 2008, with warrants to purchase 128,834,356 (One Hundred Twenty Eight Million, Eight Hundred Thirty Four Thousand, Three Hundred Fifty
      Six) ordinary shares of the Company (excluding the warrants, the "Senior Subordinated Mortgage Notes"); and (c) U.S.$53,133,016 principal amount at maturity (U.S.$43,500,000 gross proceeds) of 123/4% Subordinated Second Mortgage Debentures Due 2009 (the "Debentures") and (ii) increasing the aggregate number of ordinary shares for the value of Baht 1,847,680,900 (Baht One Thousand Eight Hundred Forty Seven Million Six Hundred Eighty Thousand and Nine Hundred) to be offered to specific foreign investors (the "Capital Increase"). The Senior Mortgage Notes, the Senior Subordinated Mortgage Notes, the Debentures and the Capital Increase shall be collectively referred to as the "Additional Financing");

C. The Company has entered into an amendment to the CFA (the "CFA Amendment") with the Thai Lenders on this 12th day of March 1998 for the amendment of certain terms and provisions to facilitate the Company's Additional Financing, including but not limited to, the right of the holders of the Notes and the Debentures and the Thai Lenders to share the Shared Collateral (the CFA and the CFA Amendment, collectively, the "Bank Credit Facility");

D. The Company and the Secured Creditors have agreed to cause the Shared Collateral to be shared to secure the Secured Indebtedness; and

E. The Parties hereto wish to enter into this Agreement providing for the creation of security and the sharing of security among the Secured Creditors and certain consultation procedures between and among them and the Collateral Agent.

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IT IS AGREED as follows:

1.    DEFINITIONS

      Except as otherwise provided herein, words and expressions in this Agreement shall have the respective meanings as defined in the Indentures (as defined below):

      "Actionable Default" means (i) any Event of Default for the Notes under and as defined in the Indentures, (ii) any event of default under and as defined in the Bank Credit Facility or (iii) any event of default in the Debenture Indenture; provided that only those events which give the applicable secured creditor the right to accelerate indebtedness or result in the automatic acceleration of indebtedness, including after notice or passage of time or both, shall be an Actionable Default.

      "Closing Date" means the date on which the proceeds from the Additional Financing, have been deposited with the Collateral Agent and all required prepayments are made by the Company to the Thai Lenders in accordance with the CFA Amendment.

      "Credit Documents" means this Security Sharing Agreement, the Bank Credit Facility, the Indentures, the Notes, the Debentures and the Security Documents.

      "Debenture Indenture" means the indenture for the Debentures.

      "First Priority Secured Creditors" means any or all of the Thai Lenders (including the Thai Facility Agent) and any or all of the holders of the Notes (including the Notes Depositary and the Notes Trustees).

      "Indentures" means the Notes Indentures and the Debenture Indenture.

      "Land Mortgages" means the mortgages over all of the land, buildings and structures owned by the Company granted to the Secured Creditors as security for the Secured Indebtedness.

      "Machinery Mortgages" means the mortgages over all of the machinery and equipment owned by the Company granted to the Secured Creditors as security for the Secured Indebtedness.

      "Mortgaged Amounts" means the principal amount, expressed in Thai Baht, of each of the Mortgages. At the Closing Date, the Mortgaged Amounts will be set at an amount equal to the sum of the Secured Indebtedness secured thereby expressed in US$ converted to Baht at a rate of Baht 75 to $1.00.

      "Mortgaged Amounts Adjustment" means the obligation of the Company under the Mortgages to cause the Mortgaged Amounts to be increased from time to time at its own expense in order to maintain at all applicable times a Mortgaged Amount based on an

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      exchange rate of Baht to US$ that is no less than Baht 15 per US$1.00 higher than the actual exchange rate quoted at the close of business on any business day by the Bank of Thailand (by way of example, if the actual exchange rate quoted by the Bank of Thailand is Baht 65 per U.S.$1.00, the Company would be obliged, subject to the proviso below, to cause the Mortgaged Amounts to be increased to an amount equal to the Secured Indebtedness secured thereby expressed in US$ converted to Baht at an exchange rate of Baht 80 to US$1.00); provided, however, that the Company need not undertake the adjustment described herein until such time as the exchange rate of Baht to US$ upon which the Mortgaged Amount is then based does not exceed the actual exchange rate quoted by the Bank of Thailand by at least Baht 10 per US$1.00.

      "Mortgages" means the Land Mortgages and the Machinery Mortgages.

      "Notes" means the Senior Mortgage Notes and the Senior Subordinated Mortgage Notes.

      "Notes Indentures" means the indenture for the Senior Mortgage Notes dated as of March 1, 1998, among the Company, the Issuers and the Senior Note Trustee and the indenture for the Senior Subordinated Mortgage Notes dated as of March 1, 1998, among the Company, the Issuers and the Senior Subordinated Note Trustee.

      "Notes Trustees" means the Senior Note Trustee and the Senior Subordinated Note Trustee.

      "Notice of Actionable Default" means a notice delivered to the Collateral Agent stating that an Actionable Default has occurred, which describes with reasonable particularity the nature of the Actionable Default and is delivered to the Collateral Agent by (i) the Notes Trustees for the holders of the Notes, acting pursuant to the Notes Indentures, (ii) the Debenture Trustee for the holders of the Debentures (including the Debenture Depositary), acting pursuant to the Debenture Indenture or (iii) the Thai Facility Agent, acting upon the instructions of the holders of a majority of the Outstanding Existing Indebtedness Obligations under the Bank Credit Facility. A Notice of Actionable Default shall be deemed to have been given when the notice referred to in the preceding sentence has actually been received by a Responsible Officer of the Collateral Agent. A notice of Actionable Default shall be deemed to be outstanding at all times after such notice was given until the earlier of such time, if any, as (x) the Collateral Agent has been notified by either Note Trustee, the Debenture Representative or the Thai Facility Agent, as the case may be, which delivered such notice, that such notice has been rescinded or waived or (y) the Notes Trustees, the Debenture Trustee and the Thai Facility Agent, if any, have determined, in accordance with the provisions described under Section 4 hereof to rescind or waive such notice.

      "Outstanding Debentures Obligations" means, at the time of any determination, the sum of (i) the aggregate principal amount owed to the holders of Debentures at such time and the aggregate amount of accrued and unpaid interest thereon at such time and (ii) the
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      aggregate amount of all other monetary obligations of the Company and the
      Issuers that are accrued and owing at such time to the holders of Debentures, including compensation, indemnification and expense reimbursement obligations and premium and Additional Amounts, if any. From and after the delivery of a Notice of Actionable Default that is outstanding pursuant to this Agreement, such amounts shall be calculated with respect to amounts due and owing under the Company's guarantee of the Debentures pursuant to the Debenture Indenture, if greater than amounts due and owing under the Debentures, from and after the delivery of a Notice of Actionable Default.

      "Outstanding Existing Indebtedness Obligations" means, at the time of any determination, (i) the aggregate principal amount owed to the holders of the Bank Credit Facility at such time and the aggregate amount of accrued and unpaid interest thereon at such time and (ii) the aggregate amount of all other monetary obligations of the Company and the Issuers that are accrued and owing at such time to the holders of the Bank Credit Facility, including compensation, indemnification and expense reimbursement obligations and premium and Additional Amounts, if any.

      "Outstanding Notes Obligations" means, at the time of any determination, the sum of (i) the aggregate principal amount owed to the holders of Notes at such time and the aggregate amount of accrued and unpaid interest thereon at such time and (ii) the aggregate amount of all other monetary obligations of the Company and the Issuers that are accrued and owing at such time to the Trustees or the holders of Notes, including compensation, indemnification and expense reimbursement obligations and premium and Additional Amounts, if any. From and after the delivery of a Notice of Actionable Default that is outstanding pursuant to this Agreement, such amounts shall be calculated with respect to amounts due and owing under the Guaranties, if greater than amounts due and owing under the Notes, from and after the delivery of a Notice of Actionable Default.

      "Responsible Officer," when used with respect to the Collateral Agent, means any officer of the Collateral Agent with direct responsibility for the administration of this Agreement.

      "Second Priority Secured Creditors" means any or all of the holders of the Debentures (including the Debenture Depositary).

      "Secured Creditor(s)" means any or all of the Thai Lenders (including the Thai Facility Agent), any or all of the holders of the Notes (including the Notes Depositary and the Notes Trustees), and any or all of the holders of the Debentures (including the Debenture Depositary and the Debenture Trustee).

      "Secured Creditors' Representatives" means the Thai Facility Agent for the Thai Lenders, the Notes Depositary and the Trustees for the holders of the Notes, and the Debenture Depositary and Debenture Trustee for the holders of the Debentures.

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      "Secured Indebtedness" means the Outstanding Notes Obligations, the
      Outstanding Existing Indebtedness Obligations and the Outstanding Debentures Obligations.

      "Security Documents" means all the agreements, charges, documents and instruments governing or creating the security interest in the Shared Collateral for the benefit of the Secured Parties and shall in any event include, without being limited to (i) this Agreement; (ii) Land and Building Mortgage Agreement; (iii) the Machinery Pledge Agreement; (iv) the Machinery Mortgage Agreement; (v) the Assignment of Insurance Proceeds; (vi) the Conditional Assignment of Project Documents; (vii) the Assignment of Operating Account, Note Sinking Fund Account and Revenue Account; (viii) the Pledge of Operating Account and Revenue Account; (ix) the Pledge of Permitted Investments; (x) the Assignment of Performance Bonds; (xi) the Security Agreement governed by New York law with respect to the offshore sub-account of the Revenue Account and the Notes Sinking Fund Account; and (xii) any other documents relating to the Shared Collateral and executed in connection with the foregoing; provided, however, that, for purposes of this Agreement, the term "Security Documents" shall not be construed to include any documents purporting to create a security interest in the Notes DSR Account, the Offshore Reserve Account or the outstanding ordinary or common shares of the Issuers.

      "Shared Collateral" means all collateral previously granted and currently held by the Thai Lenders and all other collateral of the Company that the Thai Lenders shall have an interest in pursuant to the terms of the Bank Credit Facility and the Security Documents and which shall, in no case, include (i) the Co-Gen Facility, (ii) the Notes DSR Account, (iii) the Offshore Reserve Account, (iv) the ordinary or common shares of the Issuers, (v) receivables of the Company, (vi) inventory of the Company o
      (vii) raw materials and work in progress of the Company.

      "Total Secured Indebtedness" means without duplication, at any time of determination, the sum of (i) the Outstanding Notes Obligations at such time, (ii) the Outstanding Existing Indebtedness Obligations at such time and (iii) the Outstanding Debentures Obligations at such time.

      "Trustees" means collectively the Senior Note Trustee, the Senior Subordinated Note Trustee and the Debenture Trustee.

1.2.  Any reference in this Agreement to:

      (a) any agreement or document shall be read and construed as a reference to such agreement or document as the same may have been or may from time to time be, amended, varied, novated or supplemented; and

      (b) any party shall be construed so as to include its respective successors, permitted assigns and transferees in accordance with its respective interests.

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1.3.  Words denominating the singular include the plural and vice versa.

1.4.  Section headings are for reference only.

2.    CREATION OF SECURITY

2.1. To secure the due and punctual payment by the Company of the Secured Indebtedness, on or before the Closing Date, (i) the Thai Lenders hereby agree to release the existing mortgage, pledge and/or any other rights over the Shared Collateral currently held by them or their representatives, and (ii) the Company hereby agrees to cause a security interest in the Shared Collateral to be perfected for the benefit of the Secured Creditors pursuant to the Security Documents.

2.2. All the parties hereto shall enter into the Security Documents substantially in the forms attached to this Agreement as Exhibit 1, as security for the Secured Indebtedness. Subject to Section 3.4(h) and the terms of the Indentures, the Note Depositary Agreement and the Debenture Depositary Agreement, the parties hereto shall arrange for all necessary acts, including but not limited to the execution and delivery of agreements and documents, submission and registration of same with the competen authorities, to effect the creation and perfection of such security by the Company.

3.    THE COLLATERAL AGENT

3.1.  Appointment.

      Each of the Secured Creditors hereby irrevocably appoints and authorizes the Collateral Agent as the Collateral Agent for and on its behalf:

      (a) to execute and deliver all the Security Documents and any other documents or notices related thereto which are provided for therein;

      (b) to act as its Collateral Agent in connection with this Agreement and the Security Documents;

      (c) to exercise such rights, powers and discretions as are specifically delegated to the Collateral Agent by the terms hereof and thereof together with all such rights, powers and discretions as are reasonably incidental hereto and thereto, provided that no implied covenants or obligations shall be read into this Agreement or any Security Document against the Collateral Agent; and

      (d) to hold on their behalf monies from time to time deposited in the Revenue Account, the Operating Account and the Notes Sinking Fund Account.

3.2.  Performance of the Collateral Agent.

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      Subject to the provisions hereof, the Collateral Agent shall:

      (a) cooperate with the Secured Creditors' Representatives and the Company in the preparation, execution, and registration of the Shared Collateral and Security Documents and accept and keep in custody any or all of the Security Documents;

      (b) promptly furnish each of the Secured Creditors copies of any notice sent or document received by it to or from the Company or any third parties under any of the Credit Documents to the extent not furnished by the Company directly to any such Secured Creditors;

      (c) promptly notify each of the Secured Creditors in writing of the occurrence of any Event of Default or any default by the Company under the Credit Documents which occurrence (a) is conveyed by written notice of any of the Secured Creditors or the Company to a Responsible Officer of the Collateral Agent, or (b) is actually known to a Responsible Officer of the Collateral Agent;

      (d)   (i)   subject to any contrary provisions of the Security Documents, be authorized, but not obligated, to do such things as it may from time to time consider necessary or desirable to preserve its rights, and the rights of the Secured Creditors, under the Security Documents; and

            (ii) apply all amounts from time to time received by it in accordance with this Agreement;

      (e) refrain from acting in accordance with any instruction of any Secured Creditor to institute or defend any judicial proceedings arising out of or in connection with the Security Documents or any other guarantee or security held from time to time for or on behalf of the Secured Creditors in relation to the Security Documents, or taking any other action until it has been indemnified and/or secured to its satisfaction against any and all costs, claims, expenses (including legal fees) and liabilities which it may expend or incur in complying with the instructions;

      (f) if it is unable to obtain instructions from or communicate with the Secured Creditors after making reasonable attempts to do so, either refrain from acting as Collateral Agent on behalf of them or take such action on behalf of them as it in its absolute discretion deems appropriate and shall not be liable to them as a result of any such action or inaction; and

      (g) refrain from acting in accordance with any instructions of any Secured Creditor if, in its opinion, such instructions are contrary to applicable laws or would involve it in personal liability against which the indemnity or security referred to below would not provide adequate protection.

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In any case, the Collateral Agent shall be entitled, in its sole discretion, to refrain from taking any action in accordance with any instruction of any Secured Creditor unless and until it is fully satisfied that such instruction is legitimate, and until it has been indemnified to its satisfaction against any and all costs, claims, expenses (including legal fees), losses, damages and liabilities which it may expend, incur or suffer in complying with such instruction.

3.3.  Reliance.

      In performing its duties hereunder, the Collateral Agent shall be entitled (but not required) to:

      (a) assume that (i) any representation made by the Company in connection with this Agreement and the Security Documents is true; (ii) no event which is or may become an event of default or a potential event of default has occurred; and (iii) none of the parties to this Agreement is in breach or default of their obligations thereunder or under any security taken pursuant thereto unless a Responsible Officer of the Collateral Agent directly responsible for the administration of this Agreement has actual knowledge or actual notice from any of the Secured Creditors or the Company to the contrary;

      (b) rely upon any written notice, certificate, opinion, telefax, order, or other document (including, without limitation, any payment or disbursement instruction) believed by it to be genuine concerning all matters pertaining to this Agreement or any Security Documents and its duties hereunder or thereunder (including as to the truth and correctness of the statements and opinions contained therein) and shall not be liable to any of the other parties hereto or the holders of any Secured Indebtedness for any of the consequences of such reliance (other than in the case of its gross negligence or willful misconduct); and

      (c) engage and pay and be reimbursed by the Issuers and the Company for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services its reliance upon it deems necessary, expedient or desirable and may rely upon any advice so obtained.

3.4. Liability.

      The Collateral Agent shall not:

      (a) be bound to inquire as to the occurrence of any event of default or potential event of default or any breach of or default under this Agreement or any of the Security Documents;

      (b) be bound to disclose to any person any information relating to the Company or any other person if such disclosure would or might in its opinion constitute any breach

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            of any contractual obligations or a violation of any applicable laws or be grounds on which any person may bring legal action against them;

      (c) be responsible for the accuracy, genuineness or completeness of any information, exhibit, representation, warranty, certificate or report furnished hereunder or in connection with this Agreement and/or any of the Security Documents;

      (d) be bound to ascertain or ensure full compliance and observation of any of the terms, conditions and covenants hereunder and/or under this Agreement and/or any of the other Security Documents or to inspect or verify any financial statements of the Company;

      (e) be responsible for the due execution, delivery, legality, validity, enforceability, adequacy or admissibility in evidence of this Agreement and/or any of the Security Documents;

      (f) be liable to the Company, the Secured Creditors or any other person for any cost, charges, losses, liabilities or expenses arising from or in connection with the enforcement of the Shared Collateral or from any exercise or non-exercise by the Collateral Agent of any right exercisable by it under this Agreement or the Security Documents or from the performance or non-performance by the Collateral Agent of any duty or obligation imposed upon it by this Agreement or the Security Documents unless they shall be caused by the Collateral Agent's own gross negligence or willful misconduct;

      (g) be under any obligation to exercise any right, power or privilege assigned or pledged to it or otherwise conferred on it by or pursuant hereto or by any law or to make any inquiry as to the nature or sufficiency of any payment received by it or to make any claim or to take any other action to enforce any such right, power or privilege or any amount which may become payable thereunder;

      (h) be responsible for perfecting or maintaining the perfection of any security interest or for preserving against third parties any security interest or lien granted to it hereunder or under any Security Document or for filing, recording, registering, refiling, rerecording or reregistering any notice, instrument or document in any public office at any time or times;

      (i) be liable for any error of judgment made in good faith by an officer of the Collateral Agent who is directly responsible for the administration of this Agreement, unless it shall be proved that the Collateral Agent was grossly negligent in ascertaining the pertinent facts; or

      (j) be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the instructions of Secured Creditors authorized to be given to

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            it hereby or by any Security Document, provided that, nothing in this Agreement shall exempt the Collateral Agent from or indemnify it against any liability which results from any gross negligence or willful misconduct in relation to the exercise of its rights or any performance of its duties under this Agreement;

3.5. Permitted Actions.

      It is expressly declared as follows:

      (a) the Collateral Agent may in relation to any of the Credit Documents act on the advice or opinion of or any information obtained from any lawyer, accountant, consultant, banker or any other expert with relevant experience, whether obtained by the Company, the Collateral Agent, any Secured Creditor or otherwise, and shall not be responsible for any loss resulting from so acting;

      (b) the Collateral Agent shall be at liberty to accept as sufficient evidence of any act or matter a certificate signed by any authorized directors of the Company and the Collateral Agent shall not be bound in any such case to call for further evidence or be responsible for any loss that may result from the Collateral Agent acting on such certificate, unless it ought reasonably in the circumstances to have known that the certificate of the Company was incorrect;

      (c) the Collateral Agent shall be at liberty to hold or to place this Agreement, any Security Documents, any relevant document of title to any Shared Collateral and any other documents relating thereto with any bank or company whose business includes undertaking the safe custody of documents or any firm of lawyers considered by the Collateral Agent to be of good reputation;

      (d) the Collateral Agent shall not be bound to take any steps to ascertain whether any event has occurred as a result of which the Shared Collateral may become enforceable and, until a Responsible Officer of the Collateral Agent has actual knowledge or actual notice from any of the Secured Creditors or the Company to the contrary, the Collateral Agent shall be entitled to assume that no such event has occurred and that each of Secured Creditors and the Company are observing and performing al the obligations on their part contained in the Credit Documents;

      (e) without prejudice to their right of indemnity given by law, the Collateral Agent and every attorney, manager, agent, delegate or other person properly appointed by them hereunder is hereby indemnified by the Company against all liabilities and expenses properly and reasonably incurred by them in the exercise or enforcement of any rights, powers, authorities, or discretion vested in them under or pursuant to this Agreement and against all actions, proceedings, costs, claims and demands in respect to any matter or thing done or omitted in any way relating to the Credit Documents except for liabilities and expenses resulting from the gross negligence

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            or willful misconduct of the Collateral Agent. The Collateral Agent may, in priority to any payment to the Secured Creditors, retain and pay out of any moneys of the Company in its hands pursuant to the Credit Documents the amount of any such liabilities and expenses. The obligations of the Company under this Subsection shall survive the termination of this Agreement and the resignation and removal of the Collateral Agent;

      (f) no provision of this Agreement or any Security Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

      (g) the Collateral Agent may, for purposes of determining Total Secured Indebtedness and the amount of Indebtedness held by each Secured Party, rely on certificates presented to the Collateral Agent by the Thai Facility Agent, as to the indebtedness owed to the Thai Lenders, the Trustees, as to indebtedness owed to the Senior Mortgage Note Holders, the Senior Subordinated Mortgage Note Holders and the holders of Debentures, respectively.

3.6. Litigation.

      The Collateral Agent may, whenever it thinks fit, delegate by power of attorney or otherwise to any person with relevant qualifications and experience all or any of the rights, powers, authorities and discretions vested in the Collateral Agent by this Agreement and the Security Documents. The Collateral Agent shall not be responsible for any loss incurred by any such delegate or sub-delegate appointed with due care by it hereunder. The Collateral Agent will notify the Secured Creditors promptly after making any such delegation.

3.7. Waiver.

      The Collateral Agent may, but only if and in so far as, in its opinion, the interest of the Secured Creditors shall not be materially prejudiced thereby, waive or authorize on such terms and conditions as it shall deem fit and proper, any breach or proposed breach of a minor or technical nature by the Company, provided that the Collateral Agent shall not exercise any powers conferred on it by this Sub-clause in contravention of any express direction given by the Secured Creditors in accordance with the provisions hereof. Any such waiver or authorization shall be binding on the Secured Creditors and shall be notified to the Secured Creditors as soon as practicable thereunder.

3.8. The Secured Creditors agree, ratably in accordance with their respective Secured Indebtedness, to reimburse and indemnify the Collateral Agent to the extent not actually reimbursed by the Company, and only after the Collateral Agent has exhausted all reasonable efforts (including judicial action) to collect from the Company, from and against all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, disbursements and expenses of any kind whatsoever whic may be incurred or sustained by or imposed on or asserted against the Collateral Agent in connection with this Agreement and/or the Security Documents and/or any enforcement or preservation of the Secured Creditors' rights hereunder or thereunder; provided that no Secured Creditors shall be liable for any such liabilities resulting from the gross negligence or willful misconduct of the Collateral Agent; provided further, that the Notes Depositary, the Debenture Depositary and the Trustees shall have no liability under this
      Section 3.8, other than to pay over to the Collateral Agent funds received by them from their respective Noteholders or Debenture holders for purposes of this Section 3.8.

3.9.  (a)   The Collateral Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving the Secured
            Creditors and the Company not less than 90 days' prior written notice of its intention to do so, provided that no such resignation shall be effective until a successor for such Collateral Agent is appointed in accordance with the succeeding provisions of this Clause.

      (b)   If the Collateral Agent gives notice of its resignation pursuant to
            (a) above, the Secured Creditors whose then outstanding Secured Indebtedness in the aggregate exceeds sixty percent (60%) of the then Total Secured Indebtedness, may appoint a reputable and experienced bank or other financial institution as successor with the approval of the Company, which will not be unreasonably withheld so long as the proposed successor is administratively capable of performing the role of such Collateral Agent. If no such successor is appointed during the 90 day period of such notice, the retiring Collateral Agent may appoint a reputable and experienced bank or other financial institution as its successor. Any such appointment shall take effect only upon notice thereof (which notice shall specify the bank to which payments to such Collateral Agent shall be made thereafter) being given to the Thai Lenders, the Thai Facility Agent, the Trustees and the Company. The retiring Collateral Agent shall do all such acts and things, subject to the payment of its fees and charges, and execute and deliver all such documents as the Company, any Secured Creditor or the successor Collateral Agent may request to effect and perfect such assignment, delivery and transfer to, as soon as practicable, the Collateral Agent.

      (c) If a successor to a Collateral Agent is appointed under the provisions of (b) above, then (i) the retiring Collateral Agent shall be discharged from any obligation as such Collateral Agent but shall remain liable for any obligations or liabilities to the Secured Creditors incurred up to the date on which appointment of its successor takes effect and (ii) its successor and each of the other parties hereto shall have the same rights and obligations among themselves as they would have had if such successor had been an original party hereto.

3.10. Collateral Agent Fees and Expenses.

      In consideration of the Collateral Agent's performances under this Agreement and the Security Documents, the Company hereby agrees to pay to the Collateral Agent reasonable compensation for its services rendered hereunder and under the Security Documents as set forth in a separate fee letter. The Company further agrees to pay and/or reimburse any actual expenses incurred by the Collateral Agent in its performance of its duties hereunder and under the Security Documents. The Company also agrees to indemnify the Collateral Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder and under the Security Documents, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder.

4. ENFORCEMENT AND OTHER ACTIONS

4.1. Notice of Actionable Default. The Collateral Agent shall promptly notify in writing the Company, the Issuers and each Secured Creditors' Representative that did not send such notice or certificate in the event it shall receive any Notice of Actionable Default or certificate rescinding or waiving a Notice of Actionable Default and shall promptly notify the Secured Creditors' Representatives of any request by the Company or the Issuers for any consent, waiver or amendment with respect to any of this Agreement or any Security Document.

4.2.  Actions Under Security Documents.

      (a) The Collateral Agent shall not be obligated to take any action under this Agreement or any of the Security Documents except for the performance of such duties as are specifically set forth herein or therein, it being the intention of the parties hereto that the obligations of the Collateral Agent under this Agreement and the Security Documents are ministerial in nature and that the Collateral Agent shall not be required to exercise any discretion hereunder or thereunder. Prior to taking any action hereunder or under any Security Document that would otherwise require the Collateral Agent to exercise any discretion, the Collateral Agent shall be entitled to seek the direction of the Secured Creditors' Representatives and shall be fully protected in acting in accordance with such direction, except to the extent this Agreement or the Security Documents authorize or require the Collateral Agent to act on the basis of the direction of any other Person or Persons. Subject to the provisions of Section 3 and this Section 4, (i) the Collateral Agent shall take any action under or with respect to the Security

            Documents that is requested by the Secured Creditors' Representatives in accordance with the provisions of Section 4.3 and which is not inconsistent with, or contrary to, the provisions of this Agreement, the Indentures, the Notes, the Debentures, the Bank Credit Facility or any Security Document and (ii) the Collateral Agent may take, but shall have no obligation to take, any and all such actions under the Security Documents or any of them or otherwise as it shall deem to be in the best interests of the Secured Creditors in order to maintain the Shared Collateral and protect and preserve the Shared Collateral and the rights of the Secured Creditors; provided, however, that, except as provided in paragraph (b) below, the Collateral Agent shall not foreclose any Lien on the Shared Collateral or exercise any other remedies available to it under any Security Document with respect to the Shared Collateral or any part thereof.

      (b) The Collateral Agent shall proceed to foreclose upon the Liens of the Security Documents, and any Secured Creditor shall otherwise exercise any other remedies available to it under the Security Documents with respect to the Shared Collateral or any part thereof only if (i) the Collateral Agent has received a Notice of Actionable Default that is outstanding pursuant hereto and has delivered such notice to the Company, the Issuers and each other Secured Creditor's Representative as specified in Section 4.1 and (ii) the Secured Creditors' Representatives have agreed, in accordance with a meeting held in accordance with Section 4.3, that the Collateral Agent or such Secured Creditor should take such action and shall have, pursuant to the resolution or resolutions adopted at such meeting, given directions to the Collateral Agent or such Secured Creditor, as the case may be, as to the precise actions to be taken in connection with the foreclosure of such Liens. At the time the Collateral Agent or such Secured Creditor, as the case may be, may proceed to foreclose and enforce the Liens of the Security Documents and the Indenture pursuant to the previous sentence, such event is referred to as a "Foreclosure Event."

4.3. Meetings; Voting.

      (a) After notification by the Collateral Agent of the receipt of a Notice of Actionable Default pursuant to Section 4.1, upon the request of any Secured Creditor's Representative within five Business Days after delivery of such notice, the Collateral Agent shall schedule a meeting of all Secured Creditors' Representatives and the Collateral Agent to be held at the offices of the Collateral Agent in Bangkok or another mutually convenient place; provided that any Secured Creditor's Representative and the Collateral Agent may participate at such meeting by telephone. At such meeting the Secured Creditors' Representatives shall consult with one another in an attempt to determine the course of conduct to be taken regarding the Company, the Issuers, the collection of the Total Secured Indebtedness and the exercise of rights and remedies under the Security

            Documents (including the rescission or waiver of any Notice of Actionable Default and any action to be taken by the Collateral Agent pursuant to Section 4.2). The Collateral Agent shall give, in accordance with Section 12, the Secured Creditors' Representatives at least five Business Days' notice of any such meeting, which notice may be waived by the Secured Creditors' Representatives.

      (b) Whenever it is necessary to make any decision of the Secured Creditors whether at any meeting scheduled pursuant to Section 4.3(a) or otherwise, the Collateral Agent shall notify each Secured Creditors' Representative entitled to participate therein of the proposed decision, shall seek instructions from the applicable Secured Creditors' Representatives regarding such decision and shall notify all Secured Creditors' Representatives entitled to participate in such decision of the results thereof. All decisions shall be taken by Secured Creditors' Representatives on the vote of the holders of more than 50%; of the Total Secured Indebtedness (the "Required Holders"), where the number of votes to which each Secured Creditor's Representative is entitled is, subject to the provisions of Sections 6.1 and 6.2, equal to the percentage that the Outstanding Debenture Obligations, the Outstanding Existing Indebtedness Obligations or the Outstanding Notes Obligations, as applicable to such Secured Creditor's Representative, at such time bears to the Total Secured Indebtedness; provided that if an Actionable Default exists and 60 days have elapsed since the delivery of the Notice of Actionable Default relating to such Actionable Default with any such default remaining unremedied or unwaived, then the Required Holders shall consist of those holders with more than 33 1/3% of the Total Secured Indebtedness, with the 33 1/3% number to be reduced to 10% if any such default remain unremedied or unwaived for another 30 days after such 60 day period, and the 10% number to be further reduced to 5% if any such default remains unremedied or unwaived for another 60 days after such 30 day period; provided further, that, for purposes of such calculation, Outstanding Debenture Obligations shall be deemed to equal zero during any period where an Actionable Default exists under any of the Senior Note Indenture, the Senior Subordinated Note Indenture or the Bank Credit Facility. Nothing herein shall prevent the holders of the Debentures or the Notes from taking any action or pursuing any rights or remedies available (in each case, other than in respect of the Shared Collateral) under the related Indenture.

      (c) No action shall be taken by any Secured Creditor with respect to the Shared Collateral except actions taken in compliance with this
            Section 4.3.

4.4. Records. The Collateral Agent shall maintain records in the English language and in reasonable detail regarding matters decided under Section 4.3, determinations of the amounts of the outstanding obligations, the allocation of deposits to the Collateral Accounts and any distributions therefrom. The information contained in such records shall be made available to any Secured Creditors' Representatives upon request.

4.5. Acts of the Secured Creditors.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this Agreement to be given or taken by the Secured Creditors' Representatives may be and, at the request of the Collateral Agent, shall be embodied in and evidenced by one or more instruments reasonably satisfactory in form to the Collateral Agent and signed by or on behalf of such persons and, except as otherwise expressly provided in any such instrument, any such action shall become effective when such instrument or instruments shall have been delivered to the Collateral Agent. The instrument or instruments evidencing any action (and the action embodied therein and evidenced thereby) are sometimes referred to herein as an "Act" of the Person signing such instrument or instruments. The Collateral Agent shall be entitled to rely absolutely upon an Act of any Secured Creditor's Representative if such Act purports to be taken by or on behalf of such person, and nothing in this Section 4.5 or elsewhere in this Agreement shall be construed to require any Secured Creditor's Representative to demonstrate that it has been authorized to take any action that it purports to be taking, the Collateral Agent being entitled to rely conclusively, and being fully protected in so relying, on any Act of such Secured Creditor's Representative.

      (b) Upon the occurrence of an Actionable Default under the Notes, the Debentures or the Bank Credit Facility, the applicable Trustee, or the Thai Facility Agent, as applicable, shall be permitted, but not required, to deliver a Notice of Actionable Default to the Collateral Agent. Nothing in this Agreement or any Security Document shall be construed or interpreted by any party hereto as requiring the Trustees, the Debenture Representative or the Thai Facility Agent, as the case may be, to deliver a Notice of Actionable Default to the Collateral Agent upon the occurrence of an Actionable Default.

4.6. Determination of Amounts of Obligations; Actionable Defaults.

      Whenever the Collateral Agent is required to determine the existence or amount of any of the Secured Indebtedness or any portion thereof or the existence of any Actionable Default for any purposes of this Agreement, it shall be entitled to make such determination on the basis of one or more certificates of the applicable Trustee or the Thai Facility Agent, as the case may be; provided, however, that if, notwithstanding the request of the Collateral Agent, the applicable Trustee or the Thai Facility Agent, as the case may be, shall fail or refuse within 14 days of such request to certify as to the existence or amount of any Outstanding Obligations or any portion thereof or the existence of any Actionable Default, the Collateral Agent shall be entitled to determine such existence or amount by such method as the Collateral Agent may, in its sole discretion, determine, including by reliance upon a certificate of the Company or the Issuers; provided further, however, that, promptly following any such determination, the Collateral Agent shall notify the Trustees or the Thai Facility Agent, as the case may be, of such determination and thereafter shall correct any error that the Trustees or the Thai Facility Agent, as the case may be, brings to the attention of the Collateral Agent. The Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and, subject to Sections 3.3 and 3.4 hereof, shall have no liability to the Company or the Issuer, the Trustees, the Thai Facility Agent or any other Person as a result of any action taken by the Collateral Agent based upon such determination prior to receipt of notice of any error in such determination.

4.7. Transfer Notices. Notwithstanding anything herein or in any Security Document to the contrary, the Collateral Agent shall have no obligation to assume the obligations of the Company or Issuers under the Project Documents upon delivery of a Transfer Notice (as defined in the Conditional Assignment of Project Documents) but shall have the unconditional right to require the appointment of a Designee (as defined in the Conditional Assignment of Project Documents) for such purpose.

5. ACCOUNTS

      The Company shall establish and maintain, as set forth in and pursuant to the terms of Annex A, the accounts described in Annex A (the "Project Accounts") into which shall (except as otherwise explicitly provided in any Security Document) be deposited amounts received by the Company, in each case pursuant to the terms and provisions set forth in Annex A hereto.

6. PRIORITY OF RIGHTS; PROCEEDS OF ENFORCEMENT

6.1. Second Priority Creditors. Each holder of any Debenture agrees that (i) the interests of the holders of Senior Notes, the holders of Senior Subordinated Notes and the creditors under the Bank Credit Facility, including their interests in any payments to be made from the proceeds of any sale or other perfection or creation of any security interests or Liens in the Shared Collateral on behalf of any Secured Creditor or the incurrence of any such Notes or Indebtedness, shall be prior to the interests of the holders of the Debentures in the Shared Collateral, including their interests in any such payments, to the extent and in the manner provided in Section 6.3 (and from time to time shall execute and deliver any instruments or agreements as may be reasonably necessary or desirable to confirm the same), (ii) at all times that a Default under the Senior Notes or Senior Note Indenture, Senior Subordinated Notes or Senior Subordinated Note Indenture or Bank Credit Facility has occurred and is continuing, the holders of the Debentures shall refrain from taking any action to foreclose upon, acquire title to (by bidding in at foreclosure or otherwise), take possession of, liquidate or otherwise proceed against any of the Shared Collateral, and (iii) in the event that the Company is required to effect the Mortgage Amounts Adjustment, the interests of the holders of the Senior Notes, the Senior Subordinated Notes and the creditors under the Bank Credit Facility in the Mortgaged Amount, including, without limitation, in any increase resulting from such Mortgage Amounts Adjustment, shall remain and be prior to the second priority interests of the holders of the Debentures in any such increase and increased Mortgaged Amount (and from time to time shall execute and deliver any instruments or agreements as may be reasonably necessary or desirable to confirm the same).

6.2. Senior Subordinated Noteholders. Each holder of any Senior Subordinated Note agrees that at all times that a Default has occurred and is continuing under the Senior Notes or Senior Note Indenture, the holders of the Senior Subordinated Notes shall (a) absent the consent of the holders of a majority of the aggregate principal amount of Senior Notes outstanding, refrain from taking any action toward collection of or enforcement or otherwise exercise any rights of such holders of Senior Subordinated Notes with respect to the Shared Collateral, whether pursuant to applicable law, contract or otherwise, including any and all rights concerning foreclosure upon the Shared Collateral and (b) shall (i) with respect to any bankruptcy, insolvency, or similar proceeding, not be entitled to vote with respect to the Shared Collateral or their rights with respect thereto, whether pursuant to applicable law (including applicable bankruptcy or insolvency law), contract (including the Senior Subordinated Indenture), or otherwise, and (ii) in connection with any vote in respect of the Shared Collateral (including in any bankruptcy, insolvency or similar proceeding or otherwise), be deemed to have voted in the same manner and to the same effect as the holders of a majority of the aggregate principal amount of Senior Notes then outstanding, and the holders of the Senior Subordinated Notes shall assign pursuant to this Agreement such rights to vote to the holders of the Senior Notes for the duration of any such Default for the purposes of effecting any such vote; provided, that the foregoing provisions (A) will only apply to the holders of the Senior Subordinated Notes so long as the amount owed to the holders of the Senior Notes exceeds U.S.$50 million and (B) will not create any contractual obligation on holders of the Senior Notes to take or refrain from taking any action with respect to the Shared Collateral.

6.3. Distribution. The proceeds of any enforcement, collection or other realization of all or any part of the Shared Collateral pursuant hereto shall be paid to the Collateral Agent. Except as permitted herein, the Collateral Agent shall deposit these proceeds into accounts it will establish and maintain at its principal banking office in Bangkok for the benefit of the Secured Creditors (the "Collateral Accounts"). The Collateral Agent may appropriate and apply sums received by it in connection with the enforceability of all outstanding Secured Indebtedness to the credit of any of the accounts which have been established in the name of the Collateral Agent, or over which the Collateral Agent holds a security interest (provided that this provision shall apply only to accounts that constitute Shared Collateral), on behalf of the Secured Creditors or other sums the disposition of which it has the power to control, in relation to this Agreement, the Bank Credit Facility, the Indentures, the purchase agreement for the Debentures or any Security Documents. Such proceeds shall be applied to the following order of priority:

      (a) first, in payment of all costs, charges, fees, expenses and liabilities incurred and payments made by and indemnities owed to (collectively, "costs") the Collateral Agent and any receiver, attorney, agent, delegate, subdelegate or other person (each a "receiver") appointed by the Collateral Agent in accordance with the terms of this Agreement, any of the Bank Credit Facility, the Indentures or any Security Document in connection with the performance of its obligations hereunder or thereunder or the execution or purported execution of any powers, authorities or discretions vested in it or him pursuant hereto or thereto including (without limitation to the foregoing) the remuneration of the Collateral Agent;

      (b) second, pro rata to each of the following: (i) the Notes Depositary and the Notes Trustees, in payment for all Outstanding Notes Obligations that consist of costs incurred in connection with the administration of the Note Depositary Agreement and the Indentures and (ii) the Thai Facility Agent, in payment for all Outstanding Existing Indebtedness Obligations that consist of costs incurred in connection with the administration of the Bank Credit Facility; and, in each case, of every such receiver or other person payable pursuant to the terms thereof;

      (c) third, in payment of the following under the Bank Credit Facility, the Note Indentures and the Notes, ratably to the respective entitlements of the applicable Secured Creditors (as the case may be) mentioned in the relevant subparagraph in the proportion that the Secured Indebtedness owed to a Secured Creditor bears to the sum of the Outstanding Notes Obligations and Outstanding Existing Indebtedness Obligations:

            (i) first, in payment of accrued fees, commissions and interest (including default interest but, in the cases of default interest accruing in relation to any unpaid sum denominated in Baht, only that amount of default interest which would have accrued had the rate of interest been no greater than the sum of one per cent (1%) and the relevant interest rate payable to the relevant First Priority Secured Creditor under the relevant agreement) in respect thereof;

            (ii) second, in payment of outstanding principal of the Secured Indebtedness owed to the First Priority Secured Creditors;

            (iii) third, the default interest charged on unpaid sums in excess of the limit specified in clause 6.3(b)(i) above;

      (d) fourth, to the Debenture Depositary and the Debenture Trustee, in payment for all Outstanding Debentures Obligations consisting of costs incurred in connection with the administration of the Debenture Depositary Agreement and the Debenture Indenture;

      (e) fifth, payment of accrued fees, commissions, interest (including default interest) and principal to the Second Priority Secured Creditors in respect of the Outstanding Debentures Obligations; and

      (f)   sixth, to the extent that any funds remain, to the Company.

(b) Except as otherwise explicitly set forth herein or in any Security Document, the Collateral Agent shall deposit into the Collateral Accounts all amounts received by it in its capacity as Collateral Agent (and not in any other capacity) in respect of the Shared Collateral or the Security Documents (including all monies received on account of any sale of or other realization upon any of the Shared Collateral pursuant to any Security Document or upon any Collateral Disposition or otherwise).

6.4. Conversion of Currencies.

      For the purposes of Clause 6.3 conversion of amounts in U.S. Dollars or Baht at any time shall be effected by applying the then average selling rate of The Industrial Finance Corporation of Thailand and Thai Farmers Bank Public Company Limited on the second business day prior to the day that such relevant obligation becomes due.

7. DISTRIBUTION OF EXCESS PAYMENTS.

7.1. Subject to such payments being permissible under Thai law, if at any time any one Secured Creditor (a "Recovering Creditor") obtains proceeds of any of the Shared Collateral (whether by payment, the exercise of a right of set-off or combination of accounts or otherwise but other than in accordance with (i) the terms of subordination contained in the Senior Subordinated Note Indenture or (ii) Section 6.1 above) resulting in such Recovering Creditor's receipt of a greater proportion in respect o its pro rata share (based on its Outstanding Note Obligations or Outstanding Existing Indebtedness Obligations, as applicable) of the Total Secured Indebtedness (the portion of such receipt or recovery giving rise to such excess portion being herein called the "Excess Amount") than the proportion thereof so received or recovered by any other Secured Creditor; then,

      (a) such Recovering Creditor shall pay to the Collateral Agent an amount equal to such Excess Amount;

      (b) there shall thereupon fall due from the Company to such Recovering Creditor an amount equal to the amount paid out by such Recovering Creditor pursuant to paragraph (a) above the amount so due being for the purposes hereof treated as if it were an unpaid part of such Creditor's portion of the relevant payment; and

      (c) the Collateral Agent shall treat the amount received by it from such Recovering Creditor pursuant to paragraph (a) above as if such amount had been received by it from the Company in respect of the relevant payment and shall pay the same to the

            Secured Creditors (including such Recovering Creditor) pro rata to their respective entitlements thereto.

7.2. If any sum (a "relevant sum") received or recovered by a Recovering Creditor in respect of any amount owing to it by the Company becomes repayable and is repaid by such Recovering Creditor then:

      (a) each Secured Creditor which has received a share of such relevant sum by reason of the implementation of Clause 7.1 shall pay to the Collateral Agent for the account of such Recovering Creditor an amount equal to its share of such relevant sum together with its proportionate share of any interest or other sums paid to the Company by the Recovering Creditor in respect of such relevant sum; and

      (b) there shall thereupon fall due from the Company to each Secured Creditor an amount equal to the amount paid out by it pursuant to paragraph (a) above, the amount so due being for the purposes hereof, treated as if it were the sum payable to such Secured Creditor against which such Secured Creditor's share of such relevant sum was applied.

7.3. If any Secured Creditor exercises any right of set-off or similar right in respect of any credit balance of any account in respect of amounts then owing to such Secured Creditor under this Agreement, any other Security Document or any other credit agreement, such Secured Creditor shall pay to each of the other Secured Creditors an amount equal to the amount to which those Secured Creditors would have been entitled had such credit balance been applied in accordance with clause 7.1; provided tha the preceding sentence shall not apply to amounts in the Notes DSR Account or the Offshore Reserve Account. The Company shall indemnify the Secured Creditors against any such payment and each loss, cost or expense incurred or sustained by the Secured Creditors in relation thereto. The proceeds of such indemnification shall also be treated as amounts received by such Secured Creditor by application of rights of set-off to which this clause applies. The other Secured Creditors shall be under no obligation to exercise any right they may have to set off.

8. EXPENSES AND STAMP DUTY

8.1. The Company shall on demand of a Secured Creditor pay to such Secured Creditor all reasonable costs, charges, losses, liabilities and expenses expended, paid or incurred by such Secured Creditor (whether before or after the Shared Collateral has became enforceable), including any tax thereon and professional fees, in connection with this Agreement, any of the Security Documents or the Shared Collateral or the exercise of any rights exercisable under this Agreement with respect to the Shared Collateral by the Thai Facility Agent, the Trustees, the Depositaries or the Collateral Agent, as the case may be, including, without limitation, all reasonable costs, charges, losses, liabilities and expenses connected with the amendment, protection, realization, enforcement, waiver or release of any provision of this Agreement, any of the Security Documents or the Shared Collateral.

8.2. The Company shall pay promptly, and in any event before any penalty could become payable, any stamp, documentary, registration or similar tax payable in connection with the entry into, registration, performance or enforcement of this Agreement or any of the Security Documents or in order to render any of them admissible in evidence and shall indemnify the Secured Creditors against any liability with respect to or resulting from any delay in paying or omission to pay any such tax.

9. POWER OF ATTORNEY

9.1. Appointment. Each of the Secured Creditors hereby undertakes with the Collateral Agent that it will, upon the request of the Collateral Agent at any time, appoint the Collateral Agent as its attorney, on its behalf and in its name or otherwise, at such time and in such manner as the Collateral Agent may think fit (a) to do any of the things which it is authorized to do under the Credit Documents in relation to the creation, perfection, preservation or enforcement of the Shared Collateral and which the Company fails duly to do, (b) to exercise all or any of the rights conferred on it under this Agreement.

9.2. Ratification. Each of the Company, the Secured Creditors and the Collateral Agent hereby ratifies and confirms and agrees to ratify and confirm whatever the attorney so appointed shall do or purport to do in the exercise or purported exercise of the power of attorney given pursuant to Clause 9.1.

10. SECURITY UNAFFECTED

      Neither the Shared Collateral nor the Secured Indebtedness thereby secured shall be affected in any way by:

      (a) any other encumbrance, guarantee or indemnity now or hereafter held by the Collateral Agent or any other person in respect of the Secured Indebtedness;

      (b) any release of, amendment to, or enforcement or absence of enforcement of any encumbrance, guarantee or indemnity, including the Shared Collateral;

      (c) the making or absence of any demand for payment of any liabilities made on the Company or any other person whether by the Collateral Agent, any other Secured Creditor or any other person;

      (d) the commencement of the winding-up of the Company or any other person;

      (e) the illegality, invalidity or unenforceability of or any defect in any provision of any document related to the Secured Indebtedness, or any of the rights or obligations, whether on the grounds of ultra vires, not being in the interests of the Company or for any other reason whatsoever; or

      (f) any agreement, guarantee, indemnity, payment or other transaction which is capable of being avoided under or affected by any law relating to bankruptcy, insolvency or winding-up or any release, settlement or discharge given or made by the Collateral Agent on the faith of any such transaction, and any such release, settlement or discharge shall be deemed to be limited accordingly.

11. RELEASE AND REASSIGNMENT

      Immediately after the Company and the Issuers have finally paid and satisfied to a Secured Creditor in full any of the Secured Indebtedness, the Collateral Agent shall, at the cost of the Company, release and reassign to the remaining Secured Creditors and the Secured Creditors' Representatives, the Collateral so released, unless all Secured Indebtedness under the terms of this Agreement have been fully discharged, in which event the Collateral Agent shall, at the request and cost of the Company, promptly release and reassign, without warranty, to the Company the rights, title and interest assigned to it under this Agreement or such part of it as then remains assigned in favor of the respective Secured Creditor and/or release the related encumbrances created pursuant hereto, provided that any release, settlement, discharge or termination of this Agreement and/or any such reassignment shall, unless otherwise agreed in writing by the Thai Lenders or the Trustees as the case may be, be made upo the express condition that such release, settlement, discharge, termination and/or reassignment shall become void and of no effect if any security or payment on the faith of which such release, settlement, discharge, termination and/or reassignment is given or made shall at any time thereafter be nullified or subject to an order or judgment. Prior to executing any release or reassignment pursuant to this Section, the Collateral Agent shall receive a certificate from the applicable Secured Creditor stating that all Secured Indebtedness owing to such Secured Creditor has been paid in full. Any release and reassignment delivered pursuant to this Section shall be prepared by the Company.

      To the extent that any Collateral is sold or otherwise transferred and such sale or other transfer does not constitute a default or event of default under the Bank Credit Facility, the Indentures, the Security Documents, the Notes or the Debentures, such Collateral shall be sold or otherwise transferred free and clear of the lien of the Security Documents and the Collateral Agent shall be and hereby is authorized to take any actions deemed appropriate in order to effect the foregoing.

12. NOTICES

      Any notice or communication under or in connection with this Agreement to the parties hereto shall be in writing and addressed as follows until another address is filed with each of the parties hereto:

The Company

Nakornthai Strip Mill Public Company Limited
9, UM Tower, 16th Floor
Kwaeng Suanluang
Khet Suanluang
Bangkok, Thailand
Attn:

NSM Steel Company Ltd.
c/o NSM Thailand
Attn:

NSM Steel (Delaware) Inc.
c/o NSM Thailand
Attn:

The Thai Lenders via the Thai Facility Agent or at the address that appears below their signature

The Thai Facility Agent

The Industrial Finance Corporation of Thailand
1770 New Petchburi Road,
Bangkok 10320
Attn:

The Collateral Agent

The Chase Manhattan Bank
450 West 33rd Street, 15th Floor

New York, NY 10001
Attn:  Valerie Dunbar, Global Trust Services

The Notes Depositary, the Debenture Depositary and the Trustees

The Chase Manhattan Bank
450 West 33rd Street, 15th floor
New York, NY 10001
Attn:  Valerie Dunbar, Global Trust Services

13. SEVERABILITY

      If at any time any one or more of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

14. EFFECTIVENESS.

      This Agreement will become effective on the Closing Date upon the occurrence of the following:

      (a)   upon the Closing of the Additional Financing; and

      (b) the Company has received the proceeds from the offering of the Notes, the Debentures and the Capital Increase and such proceeds have been deposited in the Project Accounts; and

      (c) the Thai Lenders have received the prepayment in the amount of US$50 million plus past due interest of approximately US$8 million from the offering of such Notes and Debentures; and

      (d) the arrangement for the Notes Depositary and the Debenture Depositary, as representative of the holders of the Notes and Debentures, to share the Shared Collateral with the Thai Lenders in accordance with this Agreement.

15. GOVERNING LAW

      (a) This Agreement shall be governed and construed in accordance with the laws of Thailand, except with respect to the Collateral Agent's immunities and standard of care which shall be governed and construed in accordance with the laws of the State of New York.

      (b) Each of the parties hereto irrevocably agrees that the court in Thailand shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such court. The Company irrevocably waives any objection which it might now or hereafter have to such court being nominated as such forum and agrees not to claim that any such court is not a convenient or appropriate forum.

      (c) The submission to the jurisdiction of the courts referred to in subparagraph (b) shall not (and shall not be construed so as to) limit the right of the Secured Creditors or any of them to take proceedings against the Company in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

      (d) The Company hereby consents generally, in respect of any legal action or proceeding arising out of or in connection with this Agreement, to the giving of any relief or the issue of any process in connection with such action or proceeding, including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

      (e) To the extent that the Company may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process, and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by laws of such jurisdiction.

16. SUCCESSOR COLLATERAL AGENT

      A Successor Collateral Agent may be appointed at any time, upon the written approval of the Company, the Trustees and the Thai Facility Agent, such approval not to be unreasonably withheld; provided, however, that such Successor Collateral Agent shall be a bank with an office in New York, New York and Bangkok, Thailand, having combined Capital and surplus equivalent to at least U.S. $500 million and authorized to perform the functions of the Collateral Agent under this Agreement; and provided furthe that, in the event a Thai court were not to recognize the standing of the Collateral Agent to bring an enforcement action in respect of the Shared Collateral on behalf of all the Secured Creditors, such approval shall be deemed obtained for the appointment of the Notes Depositary as Successor Collateral Agents; and provided still further that in such event such approval shall be deemed obtained for the appointment, solely with respect to the Debenture Trustee and the holders of the Debentures, of the Debenture Depositary as Successor Collateral Agent.

17. AMENDMENTS

      No modifications, waiver or amendment of any provision of this Agreement or any Security Document shall in any event be effective unless the same shall be in writing and signed by the Issuers, the Company and each Secured Creditor's Representative, provided, however, that (i) no such modification, waiver or amendment shall adversely affect any of the Collateral Agent's right, immunities or rights to indemnification under this Agreement or expand its duties or obligations under this Agreement without the prior written consent of the Collateral Agent and (ii) no such modification, waiver or amendment shall, except as set forth in the Security Documents, (A) create any Lien on the Shared Collateral or any part thereof or terminate any part of the security interest of the Collateral Agent in all or substantially all of the Shared Collateral or
      (B) deprive the holders of the Secured Indebtedness of any part of the security afforded by the liens of the Security Documents, in each case without the consent of (x) the Thai Facility Agent and the Note Trustees (in each case acting at the direction of a majority of holders of the Outstanding Existing Indebtedness Obligations or Outstanding Notes Obligations, as the case may be) unless the Note Holders and the Lenders shall have released the Issuers and the Company of their obligations under the Security Documents and hereunder, and (y) the consent of the Debenture Trustee (acting at the direction of a majority of the holders of the outstanding Debenture Obligations); provided further, however, that, in any event, no such modification, waiver or amendment shall deprive the holders of the Debentures of their rights under the Security Documents without the consent of the Debenture Trustee, acting at the direction of a majority of the holders of outstanding Debentures Obligations.

18. BENEFIT OF THE AGREEMENT

      This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no Secured Creditor shall, without the written consent of the other Secured Creditors, assign or otherwise transfer any rights, interests, duties or obligations under the Credit Documents unless (i) each assignee or transferee shall have agreed in writing (which writing shall be reasonably satisfactory to each Secured Creditor) to be bound by and comply with the terms of this Agreement to the same extent as the assignor or transferor hereunder and (ii) such writing shall have been delivered to each Secured Creditor.

19. COUNTERPARTS

      This Agreement may be executed by the parties hereto in as many counterparts as may be deemed necessary or convenient, and each such counterpart, when so executed, shall be deemed an original and all such counterparts shall constitute but one and the same agreement.

20. INCONSISTENCY

      Notwithstanding any provision of this Agreement or the Security Documents to the contrary, each of the parties hereto acknowledges and agrees solely for the benefit of the parties hereto that in the event of any conflict between the terms of this Agreement and the terms of any Security Document with respect to the application of monies

21. NO WAIVER

      No failure or delay on the part of any of the parties hereto in exercising any right, power or privilege under this Agreement shall impair such right, power or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or of any other right, power or privilege.

22. NO CONTRAVENTION

      Each Secured Creditor hereby agrees not to act, or to refrain from acting, in any manner in respect of the Bank Credit Facility, the Notes, the Debentures or the Indentures that would be reasonably likely to contravene the intercreditor arrangements established hereby or adversely affect the practical realization by any of the Secured Creditors of the benefits thereof.

            IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Agreement on the day and year first before written.

                                          THE INDUSTRIAL FINANCE CORPORATION OF
                                          THAILAND,


                                          By: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                             Name:
                                             Title:
                                             Address:


                                          THAI FARMERS BANK PUBLIC COMPANY
                                          LIMITED,


                                          By: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                             Name:
                                             Title:
                                             Address:


                                          SIAM CITIBANK PUBLIC COMPANY LIMITED,


                                          By: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                             Name:
                                             Title:


                                          NAKORNTHAI STRIP MILL PUBLIC COMPANY
                                          LIMITED,


                                          By:  /s/  Sawasdi Horrungruang
                                             -----------------------------------
                                             Title: President/CEO
                                             Address:

                                          SIAM CITY CREDIT FINANCE AND
                                          SECURITIES PUBLIC COMPANY LIMITED,


                                          By: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                             Name:
                                             Title:
                                             Address:

                                          FIRST CITY INVESTMENT FINANCE COMPANY
                                          LIMITED,


                                          By: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                             Name:
                                             Title:
                                             Address:


                                          IFCT FINANCE AND SECURITIES PUBLIC
                                          COMPANY LIMITED,


                                          By: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                             Name:
                                             Title:
                                             Address:


                                          THE CHASE MANHATTAN BANK,


                                          By: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                             Name:
                                             Title:
                                             Address:

                                          THE GOVERNMENT SAVINGS BANK,


                                          By: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                             Name:
                                             Title:
                                             Address:


                                          FIRST BANGKOK CITY BANK PUBLIC COMPANY
                                          LIMITED,


                                          By: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                             Name:
                                             Title:
                                             Address:


                                          NAKORNTHON BANK PUBLIC COMPANY
                                          LIMITED,


                                          By: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                             Name:
                                             Title:
                                             Address:


                                          SCF FINANCE AND SECURITIES PUBLIC
                                          COMPANY LIMITED,


                                          By: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                             Name:
                                             Title:
                                             Address:

                                          NSM STEEL COMPANY LTD..


                                          By:  /s/  Sawasdi Horrungruang
                                             -----------------------------------
                                             Title: President/CEO
                                             Address:


                                          THE CHASE MANHATTAN BANK, as Notes
                                          Depositary, Senior Note Trustee and
                                          Senior Subordinated Note Trustee,


                                          By:  /s/  Valerie Dunbar
                                             -----------------------------------
                                             Title:
                                             Address:


                                          THE CHASE MANHATTAN BANK, as Debenture
                                          Depositary and Debenture Trustee,


                                          By:  /s/  Valerie Dunbar
                                             -----------------------------------
                                             Title:
                                             Address:

                                                                       EXHIBIT 1

                           Form of Security Documents

                                                                       EXHIBIT A

                                PROJECT ACCOUNTS

                                    ARTICLE I

                                   Definitions

            SECTION 1.1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Sharing Agreement and the Indentures.

            SECTION 1.2. Incorporation by Reference. Unless otherwise indicated herein, each provision of the Security Sharing Agreement is specifically incorporated by reference herein as if repeated in this Annex.

                                   ARTICLE II

                                Protect Accounts

            SECTION 2.1. Accounts. (a) There is hereby established and, at all times hereafter until the trust created by the Security Sharing Agreement and this Annex is terminated, there shall be maintained with the Collateral Agent at the New York, New York corporate trust office of the Collateral Agent, a trust account (the "Notes DSR Account") in the name of the Company and the Collateral Agent under the control of the Collateral Agent for the benefit of the holders of the Notes and the Debentures (the "Note Secured Creditors") into which there shall be deposited by the Company, and the Company agrees to deposit (i) $________ Issue Date, representing the sum of (a) the aggregate interest to be payable on the Senior Notes on the first three Interest Payment Dates, (b) the aggregate interest to be payable on the Senior Subordinated Notes on the first two Interest Payment Dates and (c) the aggregate interest to be payable on the Debentures on the first two interest payment dates, and (ii) from time to time after the first three Interest Payment Dates, any amounts necessary cure any deficiency in the required level of the Notes DSR Account as set forth in
Section 2.3(a). Income earned on Permitted Foreign Investments from amounts on deposit in the Notes DSR Account shall accrue to the Revenue Account on the first day of each calendar month. Amounts on deposit in the Notes DSR Account shall at all times be maintained in U.S.$ at a Qualifying Financial Institution, may only be invested in Permitted Foreign Investments and shall be disbursed by the Collateral Agent in accordance with Section 2.3(a).

            (b) There is hereby established and, at all times hereafter until the trust created by the Security Sharing Agreement and this Annex is terminated, there shall be maintained with

                                                                         Annex A
                                                                          Page 2

the Collateral Agent at the New York, New York corporate trust office of the Collateral Agent, a trust account (the "Offshore Reserve Account") in the name of the Company and the Collateral Agent under the control of the Collateral Agent for the benefit of the holders of the Notes and the Debentures (the "Note Secured Creditors") into which there shall be deposited by the Company, and the Company agrees to deposit, (i) $_____ on the Issue Date, representing the balance (not otherwise deposited in the Notes DSR Account or the Transaction Expenses and Fees Account (as defined below)) of the Notes Net Proceeds, together with the balance of the proceeds of the Debenture Offering and any Equity Investment Proceeds, and (ii), from time to time, income earned on Permitted Foreign Investments from amounts on deposit in the Offshore Reserve Account. Amounts on deposit in the Offshore Reserve Account shall at all times be maintained in U.S.$ at a Qualifying Financial Institution, may only be invested in Permitted Foreign Investments and shall be disbursed by the Collateral Agent in accordance with Section 2.3(b).

            (c) There is hereby established and, at all times hereafter until the trust created by the Security Sharing Agreement and this Annex is terminated, there shall be maintained with the Collateral Agent at the New York, New York corporate trust office of the Collateral Agent, a trust account (the "Notes Sinking Fund Account") in the name of the Company and the Collateral Agent under the control of the Collateral Agent for the benefit of the Secured Creditors into which there shall be deposited by the Company, and the Company agrees to deposit, (i) no later than the fifteenth day following the last day of each fiscal quarter of the Company (based on the Company's fiscal year in effect on the Issue Date), an amount equal to the Cash Flow Sweep Amount (such amount to be simultaneously certified by the Company to the Collateral Agent), and
(ii), from time to time, income earned on Permitted Foreign Investments from amounts on deposit in the Notes Sinking Fund Account. Amounts on deposit in the Notes Sinking Fund Account shall at all times be maintained in U.S.$ at a Qualifying Financial Institution, may only be invested in Permitted Foreign Investments and shall be disbursed by the Collateral Agent in accordance with
Section 2.3(c).

            (d) There is hereby established and, at all times hereafter until the trust created by the Security Sharing Agreement and this Annex are terminated, there shall be maintained with the Collateral Agent at the Bangkok, Thailand office of the Collateral Agent, a trust account (the "US$ Revenue Account") in the name of the Collateral Agent under the control of the Collateral Agent for the benefit of the Secured Creditors into which there shall be deposited by the Company, and the Company agrees to deposit, (i) (directly or through an intermediate fund as described in Section 2.1(f) below) all revenues with respect to products sold or services performed by the Company, all proceeds with respect to insurance policies held by the Company for the benefit of the Company and all other amounts received by the Company that are denominated in US$ and are not otherwise required to be deposited in the Offshore Reserve Account, and (ii), from time to time, income denominated in US$ earned on Permitted Foreign Investments from amounts on deposit in the US$ Revenue Account. Amounts on deposit in the US$ Revenue Account must be maintained in US$ at a Qualifying Domestic Financial Institution, may only be invested in Permitted Foreign Investments (subject to applicable exchange controls) and shall be disbursed by the Collateral Agent in accordance with Section 2.3(d).

                                                                         Annex A
                                                                          Page 3

            (e) There is hereby established and, at all times hereafter until the trust created by the Security Sharing Agreement and this Annex are terminated, there shall be maintained with the Collateral Agent at the Bangkok, Thailand office of the Collateral Agent, a trust account (the "Baht Revenue Account") in the name of the Collateral Agent under the control of the Collateral Agent for the benefit of the Secured Creditors into which there shall be deposited by the Company, and the Company agrees to deposit, (i) (directly or through an intermediate fund as described in Section 2.1(f) below) all revenues with respect to products sold and services performed by the Company, all proceeds with respect to insurance policies held by the Company for the benefit of the Company and all other amounts received by the Company, in each case that are denominated in Baht, and (ii), from time to time, income denominated in Baht earned on Permitted Foreign Investments from amounts on deposit in the Baht Revenue Account. Amounts on deposit in the Baht Revenue Account shall be maintained at a Qualifying Domestic Financial Institution, may only be invested in Permitted Foreign Investments (subject to applicable exchange controls) and shall be disbursed by the Collateral Agent in accordance with Section 2.3(d).

            (f) There is hereby established and, at all times hereafter until the trust created by the Security Sharing Agreement and this Annex are terminated, there shall be maintained with the Collateral Agent at the New York, New York corporate trust office of the Collateral Agent, a trust account (the "Offshore Sub-account" and, together with the US$ Revenue Account and the Baht Revenue Account, the "Revenue Accounts") in the name of the Company and the Collateral Agent under the control of the Collateral Agent for the benefit of the Secured Creditors into which there shall be deposited by the Company, and the Company agrees to deposit, (i) subject to any applicable exchange control regulations, on or before the next Interest Payment Date an amount equal to the sum of (a) the aggregate interest payable on the Notes on the such Interest Payment Date and (b) the aggregate interest payable on the Debentures on the such interest payment date, (c) on or before the fifteenth day following the last day of each fiscal quarter of the Company (based on the Company's fiscal year in effect on the Issue Date) any amount required to be deposited into the Notes Sinking Fund Account applicable to the then current fiscal quarter, as estimated in advance in good faith by the Company and certified to the Collateral Agent; provided, however, that, notwithstanding the foregoing provision, any sales proceeds denominated in Baht in the ordinary course of the Company's business consistent with past practice need not be converted into U.S.$ prior to the date such deposited proceeds may be used to pay U.S.$ denominated obligations or are otherwise deposited into the Notes Sinking Fund Account, and (ii), from time to time, income earned on Permitted Foreign Investments from amounts on deposit in the Offshore Sub-account. Amounts deposited in the Offshore Sub-account must at all times be maintained in U.S.$ at a Qualifying Financial Institution, may only be invested in Permitted Foreign Investments and shall be disbursed b the Collateral Agent in accordance with Sections 2.3(d) and (e).

            (g) There is hereby established and, at all times hereafter until the trust created by the Security Sharing Agreement and this Annex are terminated, there shall be maintained with the Collateral Agent at the Bangkok, Thailand office of the Collateral Agent, a trust account (the "US$ Operating Account") in the name of the Company under the control of the Company into which there shall be deposited by the Company, and the Company agrees to deposit, on the first day of each calendar month an amount such that, immediately after giving effect to such deposit,

                                                                         Annex A
                                                                          Page 4

the balance of such account shall be equal to the sum of (i) the US$ denominated capital expenditures and Working Capital Requirements of the Company during that calendar month as estimated in advance in good faith by the Company and certified to the Collateral Agent and (ii) any amount required to be paid during such calendar month in connection with the US$ denominated portion of the Bank Credit Facility. The US$ Operating Account shall be maintained at a Qualifying Domestic Financial Institution and disbursed by the Company in accordance with
Section 2.3(e).

            (h) There is hereby established and, at all times hereafter until the trust created by the Security Sharing Agreement and this Annex are terminated, there shall be maintained with the Collateral Agent at the Bangkok, Thailand office of the Collateral Agent, a trust account (the "Baht Operating Account" and, together with the US$ Operating Account, the "Operating Accounts") in the name of the Company under the control of the Company into which there shall be deposited by the Company, and the Company agrees to deposit, on the first day of each calendar month an amount such that, immediately after giving effect to such deposit, the balance of such account shall be equal to the sum of
(i) the Baht denominated capital expenditures and Working Capital Requirements of the Company during that calendar month as estimated in advance in good faith by the Company and certified to the Collateral Agent and (ii) any amount required to be paid during such calendar month in connection with the Baht denominated portion of the Bank Credit Facility. The Baht Operating Account shall be maintained at a Qualifying Domestic Financial Institution and disbursed by the Company in accordance with Section 2.3(e).

            (i) There is hereby established and, at all times hereafter until the date that is 60 days after the Issue Date, there shall be maintained with the Collateral Agent at the New York, New York corporate trust office of the Collateral Agent, a trust account (the "Transaction Expenses and Fees Account") in the name of the Collateral Agent under the control of the Collateral Agent for the benefit of the Note Secured Creditors into which there shall be deposited by the Company, and the Company agrees to deposit, $35 million on the Issue Date, representing the Company's best estimate of the expenses and fees that it will be required to pay in connection with the Additional Financing. Amounts on deposit in the Transaction Expenses and Fees Account must be maintained in US$ and shall be disbursed by the Collateral Agent in accordance with Section 2.3(f).

            SECTION 2.2. Investment of Funds Deposited in Project Accounts. Amounts on deposit in the Project Accounts shall be invested and reinvested from time to time in such Permitted Foreign Investments as the Company shall direct by written instruction to the Collateral Agent, which Permitted Foreign Investments shall be held in the name and be under the control of the Collateral Agent or a successor Collateral Agent as provided in Section 3.9 of the Sharing Agreement. If the amounts on deposit in any of the Project Accounts are invested in Cash Equivalents described in clause (v), (vii) or (viii) of the definition thereof and the ratings thereof fall below the ratings that are indicated in such clause, either the Company or a majority of the holders of Outstanding Notes Obligations, in the case of amounts on deposit in the Notes DSR Account or the Offshore Reserve Account, or a majority of the holders of the Total Secured Indebtedness, in the case of any other Account, shall direct the Collateral Agent in writing to reinvest such amounts in another Permitted Foreign Investment. In order to provide the Collateral Agent, for the benefit of the Note Secured Creditors or the Secured Creditors, as the

                                                                         Annex A
                                                                          Page 5

case may be, with a perfected security interest in any Permitted Foreign Investment, each Permitted Foreign Investment shall be either:

            (A) evidenced by negotiable certificates or instruments, or if nonnegotiable then issued in the name of the Collateral Agent, which (together with any appropriate instrument of transfer) are delivered to, and held by, the Collateral Agent or any agent thereof in the State of New York, United States; or

            (B) in book-entry form and issued by the United States or any agency thereof and backed by the full faith and credit of the United States, and subject to pledge under applicable national or state law and Treasury regulations and as to which appropriate measures shall have been taken for perfection of the security interest; or

            (C) in the case of a guaranteed investment contract, issued in the name of the Collateral Agent (or any agent) and delivered to and held by the Collateral Agent (or such agent).

Provided, however, that the provisions of the foregoing Sections 2.2(A), (B) and
(C) will not apply in the case of Permitted Foreign Investments in investment funds when such Permitted Foreign Investments are (i) held by the Collateral Agent and (ii) in the name of the Collateral Agent. In the absence of negligence or willful misconduct, the Collateral Agent shall not be responsible for any loss resulting from any such Permitted Foreign Investment. In addition, the Collateral Agent has no obligation (i) to select or approve the terms (including, without limitation, the rate of return or maturity) of any Permitted Foreign Investment specified by the Company or determine whether its security interest therein is perfected, (ii) to account to any person in connection with those terms or the interest or other return in relation to those Permitted Foreign Investments or amounts; or (iii) for anything done or omitted in connection with the selection of those terms or renewal of those Permitted Foreign Investments or amounts including, without limitation, any withdrawals or realizations made before the maturity date of the Permitted Foreign Investments or amounts, any failure to invest or reinvest any Permitted Investments or amounts or any delays in doing so; provided, however, that nothing in this paragraph will be taken to permit investment of funds in the Project Accounts other than in Permitted Foreign Investments or to permit dealings with amounts in the Project Accounts or with Permitted Foreign Investments otherwise than in accordance with this Annex. Any investment direction by the Company shall be accompanied by a certification that the requested investment constitutes a Permitted Foreign Investment.

SECTION 2.3. Payments and Withdrawals from Project Accounts. (a) The Collateral Agent shall withdraw funds from the Notes DSR Account and apply such amounts to pay to the Paying Agent under the Indentures the interest due on the Notes and the Debentures on the first two Interest Payment Dates after the Issue Date. Thereafter, the balance in the Notes DSR Account shall at all times be at least equal to the next interest payment on the Senior Notes. Notwithstanding the preceding sentence, the Company shal have the right, assuming no other Event of Default then exists, to cause amounts held in the Notes DSR Account to be withdrawn to pay interest on the Notes and the Debentures even though such withdrawal would reduce the amounts remaining in

                                                                         Annex A
                                                                          Page 6

the Notes DSR Account below the minimum level indicated above; provided, however, that any withdrawal that would reduce such amounts below the required level may only be made to the extent sufficient funds are not then available in the Revenue Accounts to pay such interest; provided further that the minimum required level for the Notes DSR Account must be replenished in full by the Company within 30 days following any such withdrawal; provided further that the Collateral Agent has received a written request for such payment at least three business days prior to the requested date of such payment. If after a period of 30 days the Company shall have failed to replenish any deficiency in the Notes DSR Account, the Collateral Agent shall so notify the Trustees. All withdrawals from the Notes DSR Account must be paid directly to the Paying Agent under the Indentures to apply to interest payments on the Notes or the Debentures, as the case may be. At the time the Company delivers a request to the Collateral Agent for a payment from the Notes DSR Account, it must also deliver a certificate signed by the Paying Agent under the Indentures stating the amount of interest payable by the Company on the relevant Interest Payment Date. In the event that the Company fails to provide a certificate to the Collateral Agent in accordance with the preceding sentence, the Collateral Agent may refuse to authorize the payment from the Notes DSR Account until such a certificate is provided.

            (b) The amounts held in the Offshore Reserve Account may be withdrawn by the Company only to (i) fund Phase II Construction Costs that are required to be paid by the Company; provided that amounts may only be withdrawn to fund such costs payable to vendors domiciled in Thailand to the extent sufficient funds are not then available in the Operating Accounts to fund such costs and (ii) fund general corporate purposes, including operating expenses, debt service and the Cogen Investment (hereinafter, "Working Capital Requirements") to the extent sufficient funds are not then available in the Revenue Account to fund such requirements; provided further that the Company may only withdraw funds from the Offshore Reserve Account to fund Working Capital Requirements up to a maximum of U.S.$70 million in the aggregate. If the aggregate amount withdrawn from the Offshore Reserve Account since the Issue Date for Working Capital Requirements exceeds U.S.$50 million, or if after giving effect to any proposed withdrawal the aggregate amount withdrawn from the Offshore Reserve Account for such purpose would exceed $50 million, then amounts in excess of such U.S.$50 million may only be withdrawn to fund Working Capital Requirements upon a request by the Company accompanied by a certificate to the Collateral Agent from the Independent Engineer or another independent engineering firm of suitably similar international reputation and experience which is reasonably satisfactory to the Collateral Agent (a "Substitute Independent Engineer") stating that the funds available to the Company in the Offshore Reserve Account (after giving effect to the proposed withdrawal) are sufficient to satisfy all of the Company's remaining required Phase II Construction Costs through Phase II Completion. At Phase II Completion, any remaining amounts in the Offshore Reserve Account (except to the extent then required to replenish the Notes DSR Account) may, at the Company's option demonstrated by a written request to the Collateral Agent (which shall certify that Phase II Completion has occurred), be applied to (x) tender for a portion of the Notes and Debentures then outstanding at 100% of Accreted Value or (y) repay principal amounts outstanding under the Bank Credit Facility; provided that if the Company achieves Profitable Operations as of any date prior to and including December 31, 2001, the Company will as of such date have the further option, demonstrated by a written request to the Collateral Agent, to apply any amounts then remaining in the Offshore Reserve

                                                                         Annex A
                                                                          Page 7

Account (except to the extent then required to replenish the Notes DSR Account) to the payment of Phase III Construction Costs. Notwithstanding the foregoing, if the Company fails to achieve Profitable Operations prior to December 31, 2001, any remaining amounts in the Offshore Reserve Account must be used by the Company to tender for the Notes and the Debentures at a price equal to 100% of the Accreted Value thereof on the date of purchase (a "Stage III Tender"). Any amounts remaining in the Offshore Reserve Account after a Stage III Tender will be applied by the Company (x) first to replenish the Notes DSR Account (if necessary) and (y) second to pay overdue interest, if any, and principal amounts outstanding under the Bank Credit Facility. All requests by the Company for withdrawals from the Offshore Reserve Account must be in writing and received by the Collateral Agent at least three business days prior to the requested date of such withdrawal. An such request shall set forth the purpose of such withdrawal, shall certify, to the extent applicable, that the funds are to be used for Phase III Construction Costs, Working Capital Requirements, repayment of amounts due under the Bank Credit Facility, a Stage III Tender, to replenish the Notes DSR Account or for any other purpose set forth herein, shall certify that such withdrawal is for a purpose, for an amount and is to be paid to a payee permitted hereby and that all conditions set forth herein to such withdrawal have been complied with. The Company may not make any withdrawals from the Offshore Reserve Account if, at the time it delivers a notice to the Collateral Agent requesting such a withdrawal (i) there exists an Actionable Default notified to the Collateral Agent by means of a Notice of Actionable Default or
(ii) the Company fails to provide to the Collateral Agent a certificate (a) from the Independent Engineer dated no more than five days before the date of the proposed withdrawal stating that the withdrawal is for the purpose of paying Phase II Construction Costs required to be paid by the Company (if such is the case) or (b) if the proposed withdrawal is for the purpose of funding Working Capital Requirements, stating (i) how the funds are to be applied and (ii) that the aggregate amount withdrawn from the Offshore Reserve Account since the Issue Date to fund Working Capital Requirement, after giving effect to the proposed withdrawal (1) does not exceed $50 million or (2) exceeds $50 million, in which case the Company must also provide to the Collateral Agent a certificate of the Independent Engineer stating that the funds available to the Company in the Offshore Reserve Account (after giving effect to the proposed withdrawal) are sufficient to satisfy all of the Company's Phase II Construction Costs through Phase II Completion.

            (c) The amounts held in the Notes Sinking Fund Account shall be used to retire Notes and Debentures at maturity or to satisfy repurchase obligations in respect of the Notes and the Debentures arising from the offers to repurchase described under Sections 4.06, 4.07 or 4.10 of the Indentures. Notwithstanding the foregoing, the Company or the Issuers may use amounts held in the Notes Sinking Fund Account (i) during the period prior to the second anniversary of the Issue Date and during any period where Profitable Operations have been achieved and are continuing, to make payments of Phase III Construction Costs, to fund working capital shortfalls, to invest in or acquire Additional Assets or to purchase, redeem or otherwise acquire for value Secured Indebtedness of the Company or the Issuers and (ii) at all other times, solely to purchase, redeem or otherwise acquire for value Notes and Debentures or to make scheduled principal or interest payments on Secured Indebtedness of the Company or the Issuers. To make withdrawals from the Notes Sinking Fund Account, the Company must provide to the Collateral Agent (i) if the requested date of the withdrawal is within two years of the Issue Date

                                                                         Annex A
                                                                          Page 8

and the withdrawal is for a purpose other than the repurchase of outstanding Notes or Debentures, a written request for withdrawal at least three Business Days prior to the date of the proposed withdrawal, (ii) if the requested date of the withdrawal is two years or more after the Issue Date and the withdrawal is not for the purpose of repurchasing Notes or Debentures, the notice provided in the preceding clause (i) accompanied by a certificate of the Chief Executive Officer of the Company certifying that the Company has achieved Profitable Operations, or (iii) if the purpose of the withdrawal is to repurchase outstanding Notes or Debentures, the notice provided in clause (i) accompanied by a certificate of the Chief Executive Officer stating the reasons therefore. No withdrawals may be made by the Company from the Notes Sinking Fund Account if, at the time the request for a withdrawal is delivered to the Collateral Agent, there exists an Actionable Default notified to the Collateral Agent by means of a Notice of Actionable Default.

            (d) Amounts on deposit in the Revenue Accounts may be withdrawn by the Company (i) to fund the Operating Accounts on the first day of each month as provided in Section 2.1(g) and (h) above, (ii) to fund the Notes Sinking Fund Account on or before the fifteenth day following the last day of each of the Company's fiscal quarters (based on the fiscal year of the Company in effect on the Issue Date), (iii) to fund Working Capital Requirements, (iv) at all times after the first two Interest Payment Dates, to pay interest when due on the Notes and the Debentures and, if necessary, to fund required amounts in the Notes DSR Account, and (v) at all times after the attainment by the Company of Profitable Operations, to fund cash dividends and distributions that may be made by the Company as provided in the Indentures. All withdrawals by the Company from the Revenue Accounts must be in writing to the Collateral Agent on three Business Days notice stating (i) in all instances, the purpose of the withdrawal and that such withdrawal is in accordance with the terms of this Annex, and (ii) if for the purpose of funding the Operating Accounts, that the amount requested is the Company's best estimate of the amounts required to be paid by the Company in the calendar month immediately following the request, which estimate shall be certified as such by the Chief Executive Officer and shall take account of any funds remaining in the Operating Accounts at the end of the preceding calendar month. All amount requested by the Company to be paid in respect of the Notes Sinking Fund Account or as interest on the Notes or Debentures shall be paid directly by the Collateral Agent to the Notes Sinking Fund Account or to the Paying Agent under the Indentures. No withdrawals from the Revenue Accounts may be made if, at the time the request for withdrawal is delivered to the Collateral Agent, there exists an Actionable Default notified to the Collateral Agent by means of a Notice of Actionable Default.

            (e) The Collateral Agent shall on the first day of each calendar month deposit into the Operating Accounts by withdrawal from the Revenue Accounts an amount such that, immediately after giving effect to such deposits, the combined balance of such accounts shall be equal to the sum of (i) the US$ and Baht denominated capital expenditures (including, in the case of the latter, Phase II Construction Costs to be paid by the Company to vendors in Thailand) and Working Capital Requirements of the Company during that calendar month as estimated in advance in good faith by the Company and certified to the Collateral Agent and (ii), in the case of the Baht Operating Account, any amount required to be paid during such calendar month in connection with the Bank Credit Facility. The Company shall be responsible for providing to the

                                                                         Annex A
                                                                          Page 9

Collateral Agent its request for withdrawal of amounts to be deposited in the Operating Accounts from the Revenue Accounts as provided above. As long as no Actionable Default exists and has been noticed to the Collateral Agent by means of a Notice of Actionable Default, no request or notice need be provided to the Collateral Agent in respect of withdrawals from the Operating Accounts; provided, however, that the Collateral Agent shall have the right at any time to request and accounting of the Company of actual expenditures by the Company from the Operating Accounts in any calendar month.

            (f) The amounts in the Transaction Expenses and Fees Account shall be disbursed by the Collateral Agent at the written direction of the Company to pay all expenses and fees incurred by the Company in connection with the Additional Financing, including but not limited to advisory fees and disbursements and the fees and disbursements of counsel. Any amounts remaining in the Transaction Expenses and Fees Account at the close of business in New York, New York on the day that is 60 days after th Issue Date shall be credited by the Collateral Agent to the Offshore Reserve Account.

            SECTION 2.4. Distribution to the Company. Except as specifically set forth in Section 2.3, so long as any amounts or obligations under the Secured Indebtedness remain outstanding, the Collateral Agent shall not distribute any amounts held in the Project Accounts to the Company.

            SECTION 2.5. Certain Procedures. (a) Promptly after receipt from the Company of a timely and substantively complete request for a payment or withdrawal from an account, the Collateral Agent shall notify the Secured Creditors' Representatives of its contents and of the amount of the withdrawal requested.

            (b) If a request for payment or withdrawal from an account is received by the Collateral Agent after 4:00 p.m. New York time on any Business Day, the Collateral Agent is not obliged to notify the Secured Creditors' Representatives under clause 2.5(a) until the next Business Day.

            (c) A request for payment or withdrawal from an Account is irrevocable.

            (d) A request for payment or withdrawal from a Project Account may be delivered to the Collateral Agent by facsimile, in which case the Company must deliver the original of such request to the Collateral Agent by posting it within one Business Day of the date of the facsimile transmission. The Company hereby acknowledges that the Collateral Agent is not bound to enquire whether the facsimile transmission has been inaccurately transmitted or received, or been sent by an unauthorized person.

            (e) All withdrawal requests shall certify that the requested withdrawal is for a purpose, for an amount and is to be paid to a payee permitted hereby and that all conditions set forth herein for such withdrawal have been complied with.

            SECTION 2.6. Acknowledgment. The Company acknowledges that the Collateral Agent (i) may refuse (but shall not be obligated to) to permit any withdrawal from any Account

                                                                         Annex A
                                                                         Page 10

where it reasonably considers that the relevant withdrawal is not or may not be authorized or permitted by this Annex or the relevant Credit Document and the Collateral Agent will not be liable on any grounds to the Company or the Issuers or any other person in consequence of that refusal, and (ii) is not liable for loss or expense that may result from falsity, inaccuracy, insufficiency, illegality or forgery of a request for a payment or withdrawal from an Account.

            SECTION 2.7. General Operation of the Project Accounts. (a) The Company irrevocably authorizes the Collateral Agent at any time and from time to time including, if applicable, before the maturity of any of the amounts standing to the credit of any Account, to withdraw any amounts from any Account, to deposit or redeposit any amounts in any Account and to do all other things in connection with the amounts standing to the credit of any Account to give effect to the provisions of this Annex.

            (b) The Company will promptly do all things which the Collateral Agent may request, including the execution and delivery of any authorizations or other documents, to enable the Collateral Agent to deal with the amounts standing to the Credit of any Account or to deal with any Permitted Foreign Investments in accordance with this Annex.

            (c) The Collateral Agent has no obligation to ensure that the Company applies withdrawals from any Account for the purposes permitted under this Annex, but this does not derogate from any provision in this Annex or the Security Sharing Agreement in relation to dealing with the Project Accounts.

            (d) The Collateral Agent must ensure that no payment or transfer from any of the Project Accounts is made if, as a result of that payment or transfer, there would be a debit balance in the relevant Account.

            (e) The Collateral Agent may rely on any certificate, statement or notice provided under this Annex and which is signed or given by the persons authorized to sign the same (including, without limitation, the Paying Agent, any of the Secured Creditors' Representatives, the Independent Engineer or an Officer or employee of any of those companies) as conclusive evidence of the correctness of the matters contained in that certificate, statement or notice, without any further enquiry as to its correctness.

            (f) Notwithstanding any other provision herein to the contrary, the Collateral Agent shall have a lien on the Project Accounts prior to that of any other Person for payment of its fees, reimbursement of its expenses and payment of its indemnities and in furtherance thereof, shall be entitled to withdraw from any Project Account at any time any amounts necessary to pay such sums.